Exhibit 1.1
UP TO 5,000,000 COMMON SHARES
HAMPTON ROADS BANKSHARES, INC.
COMMON SHARES
$0.01 PAR VALUE
EQUITY DISTRIBUTION AGREEMENT
June 13, 2011
Sandler O’Neill + Partners, L.P.,
919 Third Avenue, 6th Floor,
New York, New York 10022
Ladies and Gentlemen:
     Hampton Roads Bankshares, Inc., a Virginia corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to sell from time to time to or through Sandler O’Neill + Partners, L.P., as sales agent (the “Agent”), up to five million (5,000,000) shares (the “Shares”) of the Company’s common shares, $0.01 par value (the “Common Shares”), on the terms set forth in this Equity Distribution Agreement (this “Agreement”). FBR Capital Markets & Co. agrees to act solely as an “qualified independent underwriter (the “QIU”) in connection with the offering of the Shares. Notwithstanding anything to the contrary contained herein, the Company and the Agent hereto agree that compliance with the limitations set forth in Section 2 on the number of Shares issued and sold hereunder shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance. The issuance and sale of the Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Shares.
     Section 1. Representations and Warranties. The Company represents and warrants to the Agent that as of the date of this Agreement, any applicable Registration Statement Amendment Date (as defined in Section 3(j) below), each Company Periodic Report Date (as defined in Section 3(i) below), each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 2(g) below):
     (a) Compliance with Registration Requirements. The Company has filed with the Commission a registration statement on Form S-3 (File No. 333-160337), in respect of the Company’s Common Shares (including the Shares) (collectively, the “Securities”) not earlier than three years prior to the date hereof; such registration statement became effective on July 8, 2009, and was amended by post-effective amendment no. 1 thereto filed on May 20, 2011, which was declared or deemed effective by the Commission and on June 2, 2011; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no written (or, to the knowledge of the Company, oral) notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(1) under the Securities Act of 1933, as amended (the “1933 Act”) has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic

Prospectus”; the various parts of such registration statement, excluding any Form T-1 but including all exhibits thereto and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).
     No order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Basic Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement. The Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”) as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of such Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (b) Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the

Commission thereunder, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, and (b) at the time the Prospectus was issued and on the date of this Agreement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) Compliance with Securities Laws. In connection with the offer and sale of the Shares, the Company has not offered shares of its Common Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Common Stock in a manner in violation of the 1933 Act; and the Company has not distributed and will not distribute any offering materials in connection with the offer and sale of the Shares except for the Prospectus Supplement, the Prospectus and any Issuer Free Writing Prospectus or the Registration Statement.
     (d) Independent Accountants. Each of KPMG LLP and Yount, Hyde & Barbour, P.C., whose reports on the consolidated financial statements of the Company are incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are (in the case of KPMG LLP), and during the periods covered by their respective reports, were (i) an independent registered public accounting firm within the meaning of the 1933 Act and the 1933 Act Regulations, and (ii) to the Company’s knowledge, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company.
     (e) Financial Statements. The financial statements included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, present fairly the consolidated financial condition of the Company and its subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. Pro forma financial statements are not required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations or GAAP.
     (f) Derivative Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     (g) Absence of Indebtedness. Except as disclosed in the Prospectus, there are no material outstanding loans, advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any officers and or directors of the Subsidiaries or any of the members of the immediate families of any such officers or directors.
     (h) No Material Adverse Change in Business. Neither the Company nor any of its subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Form 10-K”) (each a “Subsidiary” and collectively, the “Subsidiaries”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package or the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth or contemplated in the each of the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, prospects, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated hereby (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (i) Good Standing of the Company. The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Virginia, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (j) Good Standing of Subsidiaries. Each Subsidiary that is a corporation has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the state of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each Subsidiary that is a bank has been duly chartered and is validly existing as a national or state chartered bank, in each case in good standing under the laws of the jurisdiction of its organization, with power and authority as a national or state chartered bank to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each Subsidiary that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, with limited liability company power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the issued shares of capital stock or limited liability company interests of each Subsidiary that is a corporation, bank or limited liability company, as the case may be, have been duly authorized and validly issued and are fully paid and nonassessable and are owned, directly or through other subsidiaries of the Company, by the Company, free and clear of any pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or limited liability company interests of any Subsidiary that is a corporation, bank or limited liability company, as the case may be, was issued in violation of the preemptive rights of any securityholder of such Subsidiary; the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Form 10-K.
     (k) Capitalization. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws; and no such shares were issued in violation of the preemptive rights of any security holder of the Company.
     (l) Disclosure Regarding Outstanding Securities. Except as disclosed in the Prospectus, there are no outstanding (A) securities or obligations of the Company or the Subsidiaries of the Company required to be set forth in Exhibit 21.1 to the Form 10-K convertible into or exchangeable for any capital stock of or partnership interests, membership interests or other equity interests, as the case may be, in the Company or any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any Subsidiary to issue any securities or obligations, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options the existence of which, in each case (A), (B) and (C), is required to be disclosed in the Registration Statement and the Prospectus and are not so disclosed.
     (m) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification provisions of Section 7 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.
     (n) Authorization and Description of Securities. The Shares to be sold pursuant to this Agreement have been duly and validly authorized and issued, and, when delivered and paid for in accordance with this Agreement on each Settlement Date will be, fully paid and nonassessable; the Shares conform to the description thereof contained in the Prospectus; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the sale of the Shares is not subject to the preemptive rights of any securityholder of the Company which have not been waived. The Common Shares have been registered pursuant to Section 12(b) of the 1934 Act, the outstanding Common Shares are listed on NASDAQ Global Select Market (“NASDAQ”), and the Company has taken no action designated to, or likely to have the effect of, terminating the listing of the outstanding Common Shares on NASDAQ, nor has the Company received any written notification that the Commission or NASDAQ is contemplating terminating such registration or listing.
     (o) NASDAQ. The Company will provide Agent with written notice of the completion of NASDAQ’s review of its application for the listing the Shares, and, upon such notice, the Shares will be deemed approved for listing on NASDAQ, subject to official notice of issuance.
     (p) Absence of Defaults and Conflicts. Except for waivers obtained that are in full force and effect or as disclosed in the Prospectus, the sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (collectively, the “Agreements and Instruments”), nor will any such action (A) result in any violation of the provisions of the articles of incorporation or code of regulations of the Company or any of the respective charter documents of any of the Subsidiaries or any law, statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a “Governmental Entity”) having jurisdiction over the Company or any of the Subsidiaries or any of their properties or (B) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Company or any Subsidiary pursuant to, any of the Agreements and Instruments; no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration of the Shares under the 1933 Act, the listing of the Shares on NASDAQ and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the distribution of the Shares by the Agent in its capacity as sales agent; and no consent, approval, authorization or waiver of or with any other person or entity is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the waivers by certain existing stockholders of the Company of their respective preemptive rights and registration rights which waivers the Company has received prior to the execution of this Agreement and are and will be in full force and effect without modification as of the date hereof and as of each Applicable Time and Settlement Date. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

     (q) Absence of Labor Dispute. No labor problem or dispute with the employees of the Company or any of the Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and, to the Company’s knowledge, there is no existing or imminent labor disturbance by the employees of any of its or the Subsidiaries’ principal suppliers, contractors or customers, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus.
     (r) Absence of Proceedings. The descriptions of legal or governmental proceedings, contracts, leases and other legal documents in the Prospectus constitute fair and accurate summaries of such proceedings or documents, and there are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, now pending or, to the Company’s knowledge, threatened or contemplated by Governmental Entities or threatened by others, to which the Company or any of the Subsidiaries is or would be a party or of which any property or asset of the Company or any of the Subsidiaries is or would be the subject (A) that are required to be disclosed in the Registration Statement by the 1933 Act or by the 1933 Act Regulations and not disclosed therein or (B) which, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no contracts or documents of the Company or any of the Subsidiaries that are required to be described in the Registration Statement or to be filed as exhibits thereto by the 1933 Act or by the 1933 Act Regulations which have not been so described and filed.
     (s) Possession of Intellectual Property. The Company and the Subsidiaries own or have valid, binding, enforceable and sufficient licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct their respective businesses in the manner in which they are being conducted and in the manner in which it is contemplated as set forth in the Prospectus or otherwise necessary or used in connection with the commercialization of the existing products of the Company and the Subsidiaries and the products described in the Prospectus as being under development (collectively, the “Company Intellectual Property”); except as would not reasonably be expected to have a Material Adverse Effect, the Company Intellectual Property is valid, subsisting and enforceable, and none of the patents owned or licensed by the Company or any of the Subsidiaries is unenforceable or invalid, and none of the patent applications owned or licensed by the Company or any of the Subsidiaries would be unenforceable or invalid if issued as patents; the Company and the Subsidiaries, and to the Company’s knowledge, their licensors, have complied with the duty of candor and disclosure of the U.S. Patent and Trademark Office and any similar foreign intellectual property office (collectively, the “Patent Offices”); neither the Company nor the Subsidiaries have infringed or otherwise violated any intellectual property rights of any third person or have breached any contract in connection with which any Company Intellectual Property is provided to the Company and the Subsidiaries; neither the Company nor any of the Subsidiaries is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in the Prospectus; no person has asserted or, to the Company’s knowledge, threatened to assert any claim against, or notified, the Company (or any of the Subsidiaries) in writing (or, to the knowledge of the Company, orally) that (A) the Company or any of the Subsidiaries has infringed or otherwise violated any intellectual property rights of any third person, (B) the Company or any of the Subsidiaries is in breach or default of any contract under which any Company Intellectual Property is provided, (C) such person will terminate a contract described in clause (B) or adversely alter the scope of the rights provided thereunder or (D) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any Company Intellectual Property (other than a patent office review of pending applications in the ordinary course); to the knowledge of the Company, no third party is infringing or otherwise violating any of the Company Intellectual Property owned by the Company or any of the Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect.
     (t) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, state securities laws or FINRA, or the listing of the Shares on NASDAQ.
     (u) Absence of Manipulation. Neither the Company nor any affiliate of the Company nor any person acting on their behalf has taken, nor will the Company or any affiliate or any person acting on their behalf take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (v) Possession of Licenses and Permits. Except as disclosed in the Prospectus, each of the Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company or the Subsidiaries; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failures so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
     (w) Market Capitalization. As of the close of trading on NASDAQ on the Trading Day immediately prior to the date of this Agreement, the aggregate market value of the outstanding voting and non-voting common equity (as defined in the 1933 Act Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to the 1933 Act Rule 144, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was equal to the aggregate of approximately $325 million (calculated by multiplying (x) the highest price at which the common equity of the Company was sold on NASDAQ as of a date within 60 days immediately prior to the date of this Agreement times (y) the number of Non-Affiliate Shares).
     (x) Company Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer

(within the meaning of Rule 164(h)(2) of the 1933 Act) of the Shares and (ii) as of the date hereof, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act that it is not necessary that the Company be considered an Ineligible Issuer.
     (y) Title to Property. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.
     (z) Mortgages. Except as disclosed in the Prospectus, the mortgages, if any, encumbering any real property owned in fee simple by the Company or a Subsidiary are not and will not be: (A) convertible (in the absence of foreclosure) into an equity interest in such real property or in the Company or any Subsidiary, (B) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries or (C) cross-collateralized to any property or assets not owned by the Company or any of the Subsidiaries.
     (aa) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of such proceeds as described in the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
     (bb) Environmental Laws. Each of the Company and the Subsidiaries is in compliance with all applicable federal, state and local environmental laws and regulations, including, without limitation, those applicable to emissions to the environment, waste management, and waste disposal (each an “Environmental Law”), except where such noncompliance would not reasonably be expected to have a Material Adverse Effect, or except as disclosed in the Prospectus, and to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future. To the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any claim under any Environmental Law, including common law, against the Company or the Subsidiaries which would be reasonably likely to have a Material Adverse Effect.
     (cc) Registration Rights. Except as described in the Prospectus, (A) there are no outstanding contractual or statutory rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale of, any shares of capital stock of or other equity interest in the Company and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or otherwise register any securities of the Company owned or to be owned by such person; except in the case of clauses (A) and (B) which have not been waived on or prior to the date hereof.

     (dd) Accounting Controls and Disclosure Controls. Each of the Company and the Subsidiaries maintains a system of accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the 1934 Act). Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding disclosures, (B) have been evaluated for effectiveness as of the end of the most recent fiscal quarter and (C) are effective to perform the functions for which they were established. The Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors of the Company have been advised of (1) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data and (2) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect the Company’s internal control over financial reporting.
     (ee) No Commissions. Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
     (ff) Deemed Representation. Any certificate signed by any officer of the Company delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby as of the date or dates indicated in such certificate.
     (gg) Compliance with the Sarbanes-Oxley Act. The Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission thereunder applicable to it and will comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness; and the Company is in compliance with the applicable rules and regulations of NASDAQ.
     (hh) Payment of Taxes. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or is eligible for, and has requested, extensions thereof, except as set forth or contemplated in the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth or contemplated in the Prospectus.

     (ii) Tax Advice. The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares.
     (jj) Subsidiary Tax Classification. Any other Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal income tax purposes throughout the period from its formation through the date hereof.
     (kk) Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; all policies of insurance insuring the Company or any of the Subsidiaries are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary knows of any facts that could prevent it from being able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth or contemplated in the Prospectus.
     (ll) Statistical and Market-Related Data. The statistical and market related data contained in each of the General Disclosure Package, the Registration Statement and the Prospectus are based on or derived from sources that the Company believes are reliable and accurate.
     (mm) Foreign Corrupt Practices Act. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (E) made any payment of funds to the Company or any of the Subsidiaries or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in each of the General Disclosure Package and the Prospectus, that is not described in each of the General Disclosure Package and the Prospectus as required.
     (nn) Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions applicable to the Company and the Subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the

Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (oo) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (pp) Regulatory Agreements. Except as disclosed in the Prospectus, the Company is not subject nor is a party to, nor has received any notice or advice that the Company may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. Except as disclosed in the Prospectus, there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.
     (qq) Compliance with Law. The Company and the Subsidiaries are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Entity (including, without limitation, all regulations and orders of, or agreements with, the Office of the Comptroller of the Currency (the “OCC”), the Board of the Federal Reserve System (the “FRB”) and the Federal Deposit Insurance Corporation (the “FDIC”)) applicable to them, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (rr) FINRA Matters. All of the information provided to the Agent or to counsel for the Agent by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to the FINRA pursuant to FINRA Rules 5110 or 5121 is true, complete and correct.
     (ss) No Conflict. Neither the Company nor any of the Subsidiaries is (A) in violation of its respective charter documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except with respect to subsection (B) for such default that would not be reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (tt) Certain Statements. The statements set forth in the Prospectus under the caption “Description of Outstanding Securities,” insofar as they purport to constitute a summary of the terms of the Common Shares, are accurate and complete in all material respects.
     (uu) ERISA. Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, any of the Subsidiaries or their “ERISA Affiliates” (as defined below) is in compliance in all material respects with ERISA; “ERISA Affiliate” means, with respect to the Company or any Subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), of which the Company or such Subsidiary is a member; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of the Subsidiaries or any of their ERISA Affiliates; no “employee benefit plan” established or maintained by the Company, any of the Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); none of the Company, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code; each “employee benefit plan” established or maintained by the Company, any of the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred whether by action or failure to act, which would cause the loss of such qualification.
     (vv) Relationships. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries, on the other, that is required by the 1933 Act to be described in the General Disclosure Package and that is not so described.
     (ww) Off-Balance Sheet Transactions. Except as described in the General Disclosure Package, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that could reasonably be expected to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.
     (xx) Proprietary Trading by the Agent. The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the 1933 Act and the 1934 Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent.
     Section 2. Sale and Delivery of Shares.
     (a) Subject to the terms and conditions set forth herein, the Company agrees to sell through the Agent acting as sales agent, and the Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares. Sales of the Shares, if any, through the Agent acting as sales agent, will be made by means of ordinary brokers’ transactions on

NASDAQ or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
     (b) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any trading day (other than a day on which NASDAQ is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 6 of this Agreement and that the Company has instructed the Agent to make such sales. On any Trading Day, the Company may instruct the Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent) as to the maximum number of Shares to be sold by the Agent on such day (in any event not in excess of the number available for sale under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Agent shall use its commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Company. The Company and the Agent each acknowledge and agree that (A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed upon between the Company and the Agent.
     (c) Notwithstanding the foregoing, the Company shall not authorize the sale of, and the Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of Shares authorized from time to time to be sold under this Agreement, in each case, by the Company’s Board of Directors, or a duly authorized committee thereof, and notified to the Agent in writing. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged), suspend the offering of the Shares with respect to which the Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.
     (d) The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for Common Shares sold by the Agent on NASDAQ or otherwise, at prices relating to prevailing market prices or at negotiated prices. The compensation payable to the Agent for sales of Shares with respect to which the Agent acts as sales agent shall be equal to 3.00% of the gross sales price of the Shares for amounts of Shares sold pursuant to this Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.
     (e) If acting as sales agent hereunder, the Agent shall provide written confirmation to the Company setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such sales. Such confirmation shall be made promptly by telecopy or email following the close of trading on NASDAQ each day in which Shares are sold under this Agreement, but in any event prior to the end of the Agent’s next business day.
     (f) Under no circumstances shall the aggregate offering price or number, as the case may be, of Shares sold pursuant to this Agreement exceed the aggregate offering price or number, as the case may be, of Common Shares (i) set forth in the preamble paragraph of this Agreement, (ii) available for sale under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be sold under this Agreement by the Company’s Board of Directors, or a duly authorized committee thereof, and communicated to the Agent in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s Board of Directors, or a duly authorized committee thereof, and communicated to the Agent in writing.
     (g) Settlement for sales of Shares pursuant to this Section 2 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to an account at The Depository Trust Company designated by the Agent against payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company or its transfer agent (if applicable) and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default.
     (h) The Company hereby confirms their engagement of the QIU, and the QIU hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of FINRA Rule 5121 (or any successor rule) adopted by FINRA (“Rule 5121”) and to undertake the legal responsibilities and liabilities of an underwriter under the 1933 Act, specifically including those inherent in Section 11 thereof, with respect to the offering and sale of the Shares. The Agent will pay a fee to the QIU as compensation for acting as a “qualified independent underwriter” in connection with the offering of the Shares. This fee will be paid by the Agent out of its commissions received for the Company pursuant to this Agreement. Subject to applicable limits on underwriting compensation under the rules of FINRA such fee shall be equal to (i) $25,000 plus (ii) 10% of the total commissions received by the Agent for any aggregate gross proceeds of Shares sold by the Agent pursuant to this Agreement in excess of $10,000,000.
     (i) Notwithstanding any other provision of this Agreement, the Company and the Agent agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agent shall not be obligated to sell, during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Common Shares by its officers or directors, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Agent, for purposes of this paragraph (h) such period shall be deemed to end on the date on which the Company’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission.

     (j) At each Applicable Time, Settlement Date, Registration Amendment Date and each Company Periodic Report Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.
     Section 3. Covenants. The Company agrees with the Agent:
     (a) During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or Rule 172 under the 1933 Act, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act), (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Settlement Date which shall be disapproved by the Agent promptly after reasonable notice thereof and to advise the Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Agent with copies thereof, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the 1934 Act, (iv) to advise the Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(1) under the 1933 Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agent, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).
     (b) Promptly from time to time to take such action as the Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (c) During any period when the delivery of a prospectus is required (whether physically or through compliance with Rule 153 or Rule 172 under the 1933 Act, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, the Company will make available to the Agent, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agent, copies of the most recent Prospectus in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the 1933 Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rule 153 or Rule 172 under the 1933 Act, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agent and to file such document and to prepare and furnish without charge to the Agent as many written and electronic copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.
     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158 under the 1933 Act).
     (e) To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the General Disclosure Package.
     (f) In connection with the offering and sale of the Shares, the Company will file with NASDAQ all documents and notices, and make all certifications, required by NASDAQ of companies that have securities that are listed on NASDAQ and will maintain such listing.
     (g) To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.
     (h) At each Applicable Time, each Settlement Date, each Registration Statement Amendment Date (as defined below) and each Company Periodic Report Date (as defined below), the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by or through the Agent under this Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), the Company shall set forth with regard to such quarter the number of Shares sold through the Agent under this Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to the Agent with respect to sales of Shares pursuant to this Agreement.
     (i) Upon commencement of the offering of Shares under this Agreement on each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than

(1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(h), (3) in connection with the filing of any current reports on Form 8-K (other than any current reports on Form 8-K which contain financial statements, supporting schedules or other financial data, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other Common Shares)) (each such date, a “Registration Statement Amendment Date”) and (ii) Company Periodic Report Date, the Company will furnish or cause to be furnished forthwith to the Agent a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to the Agent and its counsel, to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Agent are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.
     (j) Upon commencement of the offering of Shares under this Agreement on each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Company will furnish or cause to be furnished to the Agent and to counsel to the Agent the written opinion and letter of counsel for the Company or other counsel reasonably satisfactory to the Agent and its counsel, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agent and its counsel, of the same tenor as the opinion and letter referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to the Agent shall furnish such Agent with a letter substantially to the effect that the Agent may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.
     (k) Upon commencement of the offering of Shares under this Agreement, on each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Company will cause KPMG LLP, or other independent accountants reasonably satisfactory to the Agent and its counsel, to furnish to the Agent a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.
     (l) The Company consents to the Agent trading in the Common Shares for the Agent’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement.
     (m) If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.
     (n) The Company will cooperate timely with any reasonable due diligence review conducted by the Agent or its counsel from time to time in connection with the transactions contemplated hereby, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agent or its counsel may reasonably request.
     (o) The Company will not, without (i) giving the Agent at least five business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agent suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agent in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for or repayable with Common Shares, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (u) the Shares to be offered and sold through the Agent pursuant to this Agreement, (v) Common Shares issuable pursuant to the Company’s dividend reinvestment plan or the Company’s employee stock ownership plan, in either case as instituted, amended or replaced from time to time, (w) equity incentive awards approved by the Board of Directors of the Company or the compensation committee thereof or the issuance of Common Shares upon exercise thereof, (x) equity awards made pursuant to the Company’s stock plan for non-employee directors or the issuance of Common Shares in connection therewith, (y) Common Shares issuable upon any exercise of the warrant granted by the Company to the United States Department of the Treasury (the “U.S. Treasury”) in connection with the Company’s participation in the U.S. Treasury’s Capital Purchase Program, and (z) ) Common Shares issuable upon any exercise of the warrants granted to persons described in the Company’s Current Reports on Form 8-K, filed on August 17, 2010 and October 5, 2010.

     (p) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agent and its counsel, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
     Section 4. Free Writing Prospectus.
     (a) The Company represents and agrees that it has not made and, without the prior consent of the Agent, will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; and
     (i) the Agent represents and agrees that it has not made and, without the prior consent of the Company will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.
     (b) The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.
     Section 5. Payment of Expenses.
     (a) The Company covenants and agrees with the Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent; (ii) the cost of printing or producing this Agreement, any blue sky laws, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the blue sky laws; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agent in connection with, any required review by FINRA of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing the Shares on NASDAQ; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5.
     (b) In addition to the expenses to be borne by the Company pursuant to Section 5(a), the Company agrees to reimburse the Agent, upon request made from time to time, for its reasonable out-of-pocket expenses, not to exceed $200,000 in the aggregate, incurred in connection with the offering contemplated by this Agreement, including, without limitation, legal fees and expenses and travel expenses; provided however that Agent shall not request, and

Company need not pay, any out-of-pocket expenses incurred in connection with the engagement of the QIU. The proviso of the preceding sentence shall not have any effect on the obligations of the Company set forth in Section 7 (Indemnification).
     Section 6. Conditions of Agent’s Obligation. The obligations of the Agent hereunder shall be subject, in its sole discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, and as of each Registration Statement Amendment Date, Company Periodic Report Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(1) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agent.
     (b) On every date specified in Section 3(i) hereof and on such other dates as reasonably requested by Agent, DLA Piper LLP (US), counsel for the Agent, shall have furnished to the Agent such written opinion or opinions, dated as of such date, with respect to such matters as the Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
     (c) On every date specified in Section 3(j) hereof and on such other dates as reasonably requested by the Agent following the filing of any current reports on Form 8-K, Williams Mullen, counsel for the Company, shall have furnished to the Agent written opinion or opinions, dated as of such date, in customary form and substance satisfactory to the Agent and its counsel.
     (d) At the dates specified in Section 3(k) hereof and on such other dates as reasonably requested by the Agent following the filing of any current reports on Form 8-K, the independent accountants of the Company who have certified the financial statements of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Agent a letter dated as of the date of delivery thereof and addressed to the Agent, in form and substance reasonably satisfactory to the Agent and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement.
     (e) (i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by Agent, the Company will furnish or cause to be furnished promptly to the Agent a certificate of an officer in a form satisfactory to the Agent stating the minimum price for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s Board of Directors or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(i) and on such other dates as reasonably requested by Agent, the Agent shall have received a certificate of two executive officers of the Company, one of whom shall be the Chief Financial Officer or Chief Accounting Officer, dated as of the date thereof, to the effect that (A) there has been no Material Adverse Effect since the date as of which information is given in the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date and (C) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied.
     (f) Since the date of the latest audited financial statements then included or incorporated by reference in the Prospectus and the General Disclosure Package, no Material Adverse Effect shall have occurred.
     (g) The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.
     (h) On such dates as reasonably requested by the Agent, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agent and its counsel.
     (i) The Company shall have received waivers of all outstanding applicable preemptive rights and registration rights held by certain stockholders under agreements described in the Company’s Current Report on Form 8-K, filed on August 17, 2010, the United States Department of Treasury (“Treasury”) shall have been given notice of the transactions contemplated hereby and the Company shall not have received an objection or an assertion of registration rights with respect thereto from Treasury.
     (j) All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 under the 1933 Act (without reliance on Rule 424(b)(8) under the 1933 Act).
     (k) The Shares shall have received approval for listing on NASDAQ prior to the first Settlement Date.
     Section 7. Indemnification.
     (a) The Company shall indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, (ii) the omission or alleged omission to state in any such Registration Statement a material fact required to be stated therein or necessary to make the statements therein, or (iii) any omission or alleged omission from any such Basic Prospectus, Prospectus Supplement or Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, a material fact necessary to make the statement therein made, in the light of the circumstances under which they were made, not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein (provided that the Company and the Agent hereby acknowledge and agree that the only information that the Agent has furnished to the Company specifically for inclusion in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is the Agent’s name appearing in the Prospectus in the section entitled “Plan of Distribution”).
     (b) The Company shall indemnify and hold harmless the QIU, its affiliates and selling agents and each person, if any, who controls the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with the offering of the Shares.
     (c) The Agent shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, (ii) the omission or alleged omission to state in any such Registration Statement a material fact required to be stated therein or necessary to make the statements therein, or (iii) any omission or alleged omission from any such Basic Prospectus, Prospectus Supplement or Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, a material fact necessary to make the statement therein made, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (d) Promptly after receipt by an indemnified party under subsections (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, that, if indemnity is sought pursuant to Section 7(a), then, in addition to the fees and expenses of such counsel for the indemnified party, the indemnifying party shall be liable for the reasonable fees and expenses of counsel for the QIU in its capacity as a “qualified independent underwriter” and all persons, if any, who control the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the QIU, there may exist a conflict of interest between the QIU and the other indemnified party. Any such separate counsel for the QIU and such control persons of the QIU shall be designated in writing by the QIU. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (e) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsections (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation hereunder received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were offered to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (f) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) the Agent, or any of the respective partners, directors, officers and employees of the Agent or any such controlling person; and the obligations of the Agent under this Section 7 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company, within the meaning of the 1933 Act.
     Section 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.
     Section 9. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering), (ii) the Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     Section 10. Termination.
     (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1 (Representations and Warranties), Section 5(b) (Payment of Expenses), Section 7 (Indemnification) and Section 8 (Representations, Warranties and Agreements to Survive Delivery) of this Agreement shall remain in full force and effect notwithstanding such termination.
     (b) The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1 (Representations and Warranties), Section 5(b) (Payment of Expenses), Section 7 (Indemnification) and Section 8 (Representations, Warranties and Agreements to Survive Delivery) of this Agreement shall remain in full force and effect notwithstanding such termination.
     (c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1 (Representations and Warranties), Section 5(b) (Payment of Expenses), Section 7 (Indemnification) and Section 8 (Representations, Warranties and Agreements to Survive Delivery) of this Agreement shall remain in full force and effect.
     (d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.
     Section 11. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices shall be directed to:
if sent to Sandler, then
Sandler O’Neill + Partners, L.P.
919 Third Avenue, 6th Floor
New York, New York 10022
Facsimile: (212) 466-7996
Attention: General Counsel
if sent to QIU, then
FBR Capital Markets & Co.
1001 19th Street, North
Arlington, Virginia 22209
Facsimile: (703) 469-1131
Attention: Paul Dellisola
with copies in each case to,
DLA Piper LLP (US)
500 Eight Street, N.W.

Washington, D.C. 20004
Facsimile: (202) 799-5000
Attention: Michael Reed
     if sent to the Company, then
Hampton Roads Bankshares, Inc.
999 Waterside Drive, Suite 200
Norfolk, Virginia 23510
Facsimile: (757) 217-3656
Attention: Douglas J. Glenn, Executive Vice President, General Counsel and Chief
Operating Officer
with copies to,
Williams Mullen
999 Waterside Drive, Suite 1200
Norfolk, Virginia 23510
Facsimile: (757) 629-0660
Attention: William A. Old, Jr.
     Section 12. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Agent, the Company and the QIU and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company, the Agent and the QIU and each person who controls the Company, the Agent or the QIU, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through the Agent shall be deemed a successor or assign by reason merely of such purchase.
     Section 13. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     Section 14. Waiver of Jury Trial. The Company and the Agent hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
     Section 16. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement may be delivered by any party by facsimile or other electronic transmission.
     Section 17. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours, Hampton Roads Bankshares, Inc.
By:
Name:
Title:

Accepted as of the date hereof:
Sandler O’Neill + Partners, L.P.
By:   Sandler O’Neill + Partners Corp.,
         the sole general partner

By:
Name:
Title:

FBR Capital Markets & Co., solely in its capacity as QIU

By:
Name:
Title: